SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 9, 2013

WONHE HIGH-TECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54744	26-0775642
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room 1001, 10th Floor, Resource Hi-Tech Building South Tower No. 1 Songpingshan Road, North Central Avenue North High-Tech Zone Nanshan District, Shenzhen, Guangdong Province, P.R. China 518057
(Address of principal executive offices) (Zip Code)

852-2815-0191
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Election of Director

On August 9, 2013 the Board of Directors increased the number of members of the Board of Directors to four, and elected Yang Jie to serve as a member of the Board.  Information regarding Yang Jie follows.

Yang Jie has been employed since August 2013 as Marketing Operations Director of Shenzhen Wonhe Technology Co., Ltd., the operating affiliate of Wonhe High-Tech International, Inc.  Previously, from 2009 to 2013, Mr. Jie served as President of Shenzhen Tianhe Union Science and Technology Inc., which develops technology for network and air travel applications.  From 2007 to 2009 Mr. Jie was employed as Channel Sales Manager by Universal Travel Group, Inc., where he was responsible for developing national sales channels.  From 2006 to 2007 Mr.  Jie was employed as Sales Manager for the South China District by Mango Net Co., Ltd.  From 2003 to 2006 Mr. Jie was employed as a Sales Representative for Elong Travel Website South Branch.  In 2007 Mr. Jie was awarded a Bachelors Degree with a concentration in History by the Liuan Normal College.  Mr. Jie is 29 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONHE HIGH-TECH INTERNATIONAL, INC.

Dated: August 12, 2013	By:	/s/ Nanfang Tong
Nanfang Tong
Chief Executive Officer